May 5, 2014

Mr. Fred Ziegler, Director

Mr. Gregory Hadley, Director

Rangeford Resources, Inc.

5215 N. O’Conner Blvd, Suite 1820

Irving, Tx 7503

This engagement letter sets forth the terms and objectives of the engagement and the nature and limitations of the services to be provided to Rangeford Resources, Inc  (the “Company”) by employees, associates or members of Pt Platinum Consulting, LLC (PtPC) until mutually changed.

WORK TO BE DONE

A.

Agreed Upon Services. PtPC will provide professional services by providing temporary chief financial officer assistance.  PtPC may provide additional accounting and financial reporting assistance relating to other matters that may come up from time to time.

FEE SCHEDULE

The fee schedule for the agreed upon procedures is as follows:

A.

Professional Fees. Fees for professional services are based on the time expended at the current hourly rate as follows unless otherwise mutually discussed and agreed to in writing:

•

Michael Ussery- $375 per hour

•

Rebecca Cantu- $250 per hour

Other Staff- rates commensurate with experience

B.

 Direct Expenses. Additional charges for travel costs and other miscellaneous out-of-pocket expenses will be billed on actual expenses incurred.  Such charges are in addition to any professional service fees and will be due and payable upon presentation.

C.

Fees for professional services are due and payable upon presentment of the invoice.

TERMINATION

Right to Terminate. Either party may terminate this relationship at any time by any form of written notification including E-Mail. If the Company terminates the agreement, the Company will be liable for any incurred, but unpaid professional services plus out-of-pocket expenses incurred, including any non-refundable travel arrangements that may have been purchased in contemplation of this agreement.

INDEPENDENT CONTRACTOR/NO AUTHORITY TO BIND

In performing the services to be performed pursuant to this Agreement, PtPC is an independent contractor, with the authority and right to direct and control all the details of the services, the Company being interested only in the results obtained.  The results of the services shall meet the approval of The Company and shall be subject to the general right of inspection.  The Company, however, shall have no right or authority to control any manner or method of the services, or to control, supervise, direct or give instructions to, the employees or representatives of PtPC, but such employees or representatives at all times shall be under the direct and sole supervision and control of PtPC.  The parties intend that no relationship as master and servant or principal and agent exist between THE COMPANY and PtPC, or the employees or representatives of PtPC, and that the services be performed at the sole risk of PtPC.  PtPC shall comply with all applicable federal, state and local laws, rules and regulations relating to its employees and subcontractors and shall be responsible for, and indemnify the Company against, the withholding of income tax, FICA and similar taxes and withholdings of PtPC’s employees and contractors.

 The services provided herein do not constitute legal advice and the Company will seek appropriate legal review and advice as it deems appropriate.

CONFIDENTIAL INFORMATION

In the course of this engagement, it is anticipated that PtPC may acquire or develop confidential information relating to the Company.  During and for a period of twelve months after the date of this Agreement, PtPC shall not directly or indirectly disclose any information which is known to be confidential information relating to the  Company, unless such disclosure is:  (i) to an employee or director of the Company; (ii) to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance of the duties under this Agreement; (iii) authorized in writing by an officer, authorized employee or designee of the Company; or (iv) required by any court or administrative agency or under applicable law.  Confidential information shall not include any such information (a) as is or may become generally available to the public through no action or omission attributable to PtPC, (b) as shown by PtPC’s written records, is known to PtPC prior to the time of disclosure, or (c) is thereafter acquired from a source other than the Company, which source was not, at the time of disclosure, prohibited from making the disclosure. Upon the termination of this Agreement for any reason, PtPC shall promptly (A) return all property, records, files, documents, materials and copies relating to the business of the Company which came into the possession of PtPC during the term of this engagement, (B) destroy all such information stored on, directly or indirectly, computers or disk storage, and (C) within ten days of written request by the Company, provide the Company with a sworn affidavit verifying that all such materials have been returned to the Company or destroyed.

The Company acknowledges and agrees that PtPC may be in possession of confidential information regarding prior, current or prospective clients, and there is no obligation to disclose any such confidential information to the Company.

LIMIT OF LIABILITY

The Company agrees that PtPC’s liability hereunder for damages, regardless of the form of action, shall not exceed the total amount paid for the professional services described herein. This shall be the Company’s exclusive remedy.

The Company further agrees that PtPC will not be liable for any lost profits, or for any claim or demand against the Company by any other party. In no event will PtPC be liable for incidental or consequential damages even if we have been advised of the possibility of such damages.

No action, regardless of form, arising out of the services under this agreement, may be brought by either party more than one year after the date of the last services provided under this agreement.

REPRESENTATION

No employee, associate or member of Pt Platinum Consulting, LLC currently owns, directly or indirectly, any interest in the Company. During the term of this agreement and for a period of six months after the termination of this agreement, no employee, member or associate of PtPC will directly or indirectly purchase, trade, or acquire any stock, shares or other interest in The Company or subsidiaries, unless such acquisition is beyond the control of PtPC or the control of an associate.  If such acquisition occurs that is beyond PtPC’s control or the control of an associate, you will be promptly notified of such acquisition.

INDEMNIFICATION

The Company agrees to indemnify and hold  PtPC harmless from any and all third party claims, liabilities, costs and expenses relating to this engagement, the services performed or to be performed under this engagement and all matters incidental thereto, with the exception of any federal or state taxes incurred by PtPC under this agreement, as a result any compensation derived from this engagement, and except to the extent the matter to be indemnified against is finally determined by a court of competent jurisdiction to have resulted from willful misconduct and fraudulent behavior relating thereto.

APPLICABLE LAW

This engagement letter shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the state of Texas. In the event of commencement of any legal action regarding any term or condition of this engagement such action by agreement is to be subject to the jurisdiction of the courts of the state of Texas or its political subdivisions.

COMPLETE AGREEMENT

This letter comprises the complete and exclusive statement of the agreement between the parties, superseding all proposals oral or written and all other communications between the parties. If any provision of this letter is determined to be unenforceable, all other provisions shall remain in force.

Sincerely,

Michael J. Ussery

Pt Platinum Consulting, LLC

If you are in agreement with the terms and conditions of this engagement included herein, please sign below and return a copy to me.

By:

Signed __________________________________________  Date:__________________

Position: Director

Signed __________________________________________  Date:__________________

Position: Director